UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 6, 2018

HOLOGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-36214	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

250 Campus Drive, Marlborough, MA	01752
(Address of Principal Executive Offices)	(Zip Code)

(508) 263-2900

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On March 6, 2018, Hologic, Inc. (the “Company”) completed the previously announced redemption of its 2.00% convertible senior notes due 2042 (the “Notes”). Pursuant to the terms of the indenture governing the Notes (the “Indenture”), holders of the Notes also had the right to surrender the Notes for conversion at any time prior to 5 p.m. ET on March 5, 2018. Notes in aggregate original principal amount of $201,150,000 were validly surrendered for conversion and will be settled in accordance with the terms of the Indenture and the Company’s previously announced election to settle all conversions of the Notes entirely in cash.

The remaining $4,867,000 in original principal amount of Notes was redeemed by the Company today at an aggregate redemption price of $4,868,703.45, or $1,000.35 per $1,000 in original principal amount, which includes accreted principal and accrued and unpaid contingent interest to, but not including, the redemption date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2018	HOLOGIC, INC.

	By:	/s/ John M. Griffin
John M. Griffin
General Counsel